SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 20, 2018

HOPFED BANCORP, INC.

(Exact name of Registrant as Specified in Charter)

Delaware	0-23667	61-1322555
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4155 Lafayette Road, Hopkinsville, Kentucky 42240

(Address of Principal Executive Offices)

(270) 885-1171

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On June 20, 2018, the Company’s Board of Directors held an organization meeting and made the following committee assignments:

Audit Committee:	Compensation Committee:
Richard Perkins, Chairman	Steve Hunt, Chairman
Dr. Thomas I. Miller	Ted S. Kinsey
Steve Hunt	Dr. Thomas I. Miller

The Company has identified Messrs. Dempsey, Miller, Hunt, Perkins, Alcott and Kinsey as Independent Directors of the Company. All Independent Directors of the Company are members of the Company’s Corporate Governance and Nominating Committee. Dr. Harry J. Dempsey will continue to serve as Chairman of the Board of Directors.

As previously reported on SEC Form 8-K filed on June 11, 2018, the retirement of Mr. Clay Smith from the Board of Directors reduced the members of the Audit Committee to two independent directors. On June 5, 2018, NASDAQ notified the Company that it is out of compliance with Nasdaq Listing Rule 5605(c)(2)(A) requiring three independent directors on the Audit Committee at all times. The completion of committee assignments fulfills the Company’s NASDAQ listing requirements with respect to Listing Rule 5605(c)(2)(A).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors, Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 20, 2018, the Board of Directors reviewed the Company’s financial and operational performance and recommendation of the Compensation Committee regarding 2018 named executive officer compensation and the extension of the terms of current employment contracts. After conducting this review, the Board of Directors approved the Compensation Committee’s recommendation, as follows:

Named Executive Officer	Current Base Salary	Base Salary Increase	Extension of Employment Agreement Term	Employment Agreement Expiration Date
John Peck	$316,096	—	Yes*	6/30/2021
Michael Woolfolk	$236,888	—	No	6/30/2020
Billy Duvall	$194,964	—	Yes	6/30/2021
Bailey Knight	$191,100	—	n/a	n/a

*	As a condition to the extension of the term of Mr. Peck’s employment agreement, Mr. Peck has agreed to amend the agreement to terminate his contractual right to a gross-up payment to offset the effects of any excise taxes imposed on him under Section 4999 of the Internal Revenue Code. Mr. Peck has also agreed to relinquish a Company provided automobile.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOPFED BANCORP, INC.

Dated: June 26, 2018	By:	/s/ John E. Peck
John E. Peck
President and Chief Executive Officer